UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 23, 2016

LIGAND PHARMACEUTICALS INCORPORATED

(Exact Name of Registrant as Specified in Its Charter)

Delaware	001-33093	77-0160744
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

11119 North Torrey Pines Road, Suite 200 La Jolla, CA	92037
(Address of principal executive offices)	(Zip Code)

(858) 550-7500

(Registrant’s Telephone Number, Including Area Code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

The 2016 annual meeting of stockholders of Ligand Pharmaceuticals Incorporated (the “Company”) was held on May 23, 2016 (the “Annual Meeting”). At the Annual Meeting, the Company’s stockholders approved the amendment and restatement of the Ligand Pharmaceuticals Incorporated 2002 Stock Incentive Plan (the “2002 Plan”). The amended and restated 2002 Plan is referred to herein as the “Restated Plan.” The Restated Plan authorizes the issuance of an aggregate of 5,479,254 shares of the Company’s common stock (the “Share Reserve”), 4,579,254 of which were previously reserved for issuance under the 2002 Plan. Pursuant to the terms of the Restated Plan, the Share Reserve shall be reduced by (a) one share for each share subject to any stock option or stock appreciation right, and (b) 1.5 shares for each share subject to any outstanding award that is a Full Value Award (as defined in the Restated Plan). Notwithstanding the foregoing, the number of shares of common stock that may be issued or transferred pursuant to awards under the Restated Plan may not exceed an aggregate of 5,479,254 shares. The Restated Plan became effective on the date of the Annual Meeting.

Administration. The Restated Plan is administered by the compensation committee of the Board (the “Compensation Committee”). The Compensation Committee has complete discretion, subject to the provisions of the Restated Plan, to authorize awards under the Restated Equity Plan to all eligible persons other than non-employee members of the Board. However, the Board may also appoint a secondary committee of one or more members of the Board to have separate but concurrent authority to make awards under those programs to all eligible individuals other than our executive officers and non-employee members of the Board. The full Board will administer the Restated Plan with respect to awards to the non-employee members of the Board.

Awards. The Restated Plan authorizes the Compensation Committee (or any secondary committee) to grant stock options, stock awards, stock appreciation rights, restricted stock units and dividends equivalents. The Restated Plan also authorizes the Compensation Committee to grant performance awards payable in the form of the Company’s common stock, including equity awards that may qualify as “performance-based compensation” under Section 162(m). The Restated Plan authorizes the grant of awards to employees, consultants and independent contractors of the Company and to the Company’s non-employee directors. In addition, the following annual limitations apply: (i) no one person participating in the Restated Plan may receive awards for more than 1,000,000 shares of common stock in the aggregate per calendar year; (ii) the sum of any cash compensation, or other compensation, and the value of awards granted to a non-employee director as compensation for services as a non-employee director during any calendar year may not exceed $550,000, increased to $850,000 in the calendar year of his or her initial service as a non-employee director.

Other Provisions. The Restated Plan also contains provisions with respect to payment of exercise or purchase prices, vesting and expiration of awards, adjustments and treatment of awards upon certain corporate transactions, including stock splits, recapitalizations and mergers, transferability of awards and tax withholding requirements. The Restated Plan may be amended or terminated by the Board at any time, subject to certain limitations requiring stockholder consent or the consent of the participant. The Restated Plan will expire in 2026.

The terms and conditions of the Restated Plan are described in the section entitled “Proposal 3 – Approval of Amendment and Restatement of the Ligand Pharmaceuticals Incorporated 2002 Stock Incentive Plan” in the Company’s Definitive Proxy Statement on Schedule 14A filed with the Securities and Exchange Commission on April 12, 2016 (the “Proxy Statement”). The Company’s directors and executive officers are eligible to participate in the Restated Plan. The foregoing description of the Restated Plan does not purport to be complete and is qualified in its entirety by reference to the complete text of the Restated Plan, which is filed as Appendix A to the Proxy Statement and incorporated herein by reference.

Item 5.07	Submission of Matters to a Vote of Security Holders.

Set forth below is a brief description of each matter voted on at the Annual Meeting and the final voting results.

Proposal 1. The election of seven members of the Company’s board of directors for terms expiring at the 2017 annual meeting of stockholders. In accordance with the results below, each nominee was elected to serve as a director.

	Votes For	Votes Withheld	Broker Non-Votes
John W. Kozarich	16,068,505	786,300	2,686,438
John L. Higgins	16,450,791	404,014	2,686,438
Jason M. Aryeh	14,472,015	2,382,790	2,686,438
Todd C. Davis	16,451,827	402,978	2,686,438
John L. LaMattina	16,451,137	403,668	2,686,438
Sunil Patel	16,279,589	575,216	2,686,438
Stephen L. Sabba	16,162,454	692,351	2,686,438

Proposal 2. The ratification of the selection of Grant Thornton LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2016. In accordance with the results below, the selection of Grant Thornton LLP was ratified.

Votes For	Votes Against	Abstentions	Broker Non-Votes
18,999,894	492,839	48,510	N/A

Proposal 3. The approval of the Restated Plan. In accordance with the results below, the Restated Plan was approved.

Votes For	Votes Against	Abstentions	Broker Non-Votes
16,242,840	555,593	56,372	2,686,438

Proposal 4. The approval of a non-binding advisory resolution regarding the compensation of the Company’s named executive officers. In accordance with the results below, the resolution was approved.

Votes For	Votes Against	Abstentions	Broker Non-Votes
16,651,914	144,299	58,592	2,686,438

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LIGAND PHARMACEUTICALS INCORPORATED

Date: May 25, 2016	By:	/s/ Charles Berkman
	Name:	Charles Berkman
	Title:	Vice President, General Counsel and Secretary